                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                               (AMENDMENT NO. 1)


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  September 24, 1996


                         AMERICAN HOMESTAR CORPORATION
             (Exact name of registrant as specified in its charter)

         TEXAS                       0-24210                     76-0070846
         -----                       -------                     ----------
State or other jurisdiction        (Commission                 (IRS Employer
   of incorporation                File Number)              Identification No.)


   2450 South Shore Boulevard, Suite 300, League City, Texas        77573
   ----------------------------------------------------------------------
   (Address of principal executive offices)                    (Zip Code)


                                 (281) 334-9700
              (Registrant's Telephone Number, Including Area Code)

   Reference is made to the Current Report on Form 8-K (the "Form 8-K") filed by American Homestar Corporation (the "Corporation") on October 9, 1996. The Form 8-K is hereby amended to read in its entirety as follows:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   Pursuant to the Option Agreement, dated January 10, 1996, among the Corporation, Guerdon Homes, Inc., Guerdon Holdings, Inc. (collectively "Guerdon") and certain security holders (the "Securityholders") of Guerdon (the "Option Agreement"), the Company obtained a 9-month option to acquire Guerdon (the "Option"). Upon acquiring the Option, the Company loaned $3,000,000 to Guerdon evidenced by an 8.5% Promissory Note and pledged $1,000,000 of assets as collateral under Guerdon's bank credit facility. The proceeds of the loan to Guerdon were used by Guerdon to fund its working capital needs. On September 24, 1996, the Corporation, Guerdon and the Securityholders entered into an Exercise and Settlement Agreement whereby, among other things, the Corporation exercised the Option and agreed to pay an aggregate of $14,754,073 (the "Consideration") to the Securityholders. The Consideration was paid on September 24, 1996. The Consideration was determined on arms-length negotiations among the parties.

   The assets acquired by the Corporation include Guerdon's leasehold interests in four operating manufacturing facilities located in Stayton, Oregon; Boise, Idaho; Gering, Nebraska and Vicksburg, Mississippi, which facilities produce manufactured homes (although the Gering facility also produces modular homes), and the equipment, inventory and other assets associated with such facilities. The assets acquired also include a new manufacturing facility owned by Guerdon and located in Pendleton, Oregon (which facility is not operating), and a leasehold interest in a closed manufacturing facility in Alexander City, Alabama. The Corporation intends to continue such use of those assets.

   Bank One Texas National Association provided $11,677,678 of the financing to fund the cash portion of the acquisition price of Guerdon, with the remainder coming from working capital of the Corporation.

   To the best knowledge of the Corporation, there is no material relationship between Guerdon and the Corporation, or any of its affiliates, any director or officer of the Corporation, or any associate of such director or officer.

ITEM 7. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

(a)(1) Financial Statements of Business Acquired

         Report of Independent Public Accountants . . . . . . . . . . . . . F-1
         Consolidated Balance Sheets as of April 28, 1995, April 26, 1996
           and August 30, 1996 (unaudited)  . . . . . . . . . . . . . . . . F-2
         Consolidated Statements of Operations for the Years Ended April
           29, 1994, April 28, 1995 and April 26, 1996 and the four
           months ended August 30, 1996 (unaudited) . . . . . . . . . . . . F-3
         Consolidated Statements of Changes in Common Stock Equity
           (Deficit) for the Years Ended April 29, 1994, April 28, 1995
           and April 26, 1996 and the four months ended August 30, 1996
           (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . F-4
         Consolidated Statements of Cash Flows for the Years Ended April
           29, 1994, April 28, 1995 and April 26, 1996 and the four
           months ended August 30, 1996 (unaudited) . . . . . . . . . . . . F-5
         Notes to Consolidated Financial Statements . . . . . . . . . . . . F-6

(b)(1) Pro Forma Financial Information

         Description of Pro Forma Consolidated Financial Statements . . . . F-16
         Pro Forma Consolidated Balance Sheet as of August 30, 1996 . . . . F-17
         Pro Forma Consolidated Statements of Operations for the Year
           Ended May 31, 1996 and three months ended August 31, 1996  . . . F-18
         Notes to Pro Forma Consolidated Financial Statements . . . . . . . F-20

(c)   Exhibits

         The following is a list of exhibits filed as part of this Current

Report on Form 8-K:

 Exhibit No.                Description

    2.1 Securities Purchase Agreement, dated January 10, 1996, among American Homestar Corporation, Guerdon Homes, Inc. and Guerdon Holdings, Inc. (1)

    2.2           Option Agreement, dated January 10, 1996, among American

                  Homestar Corporation, Guerdon Homes, Inc., Guerdon Holdings, Inc. and certain security holders of Guerdon Homes, Inc. and Guerdon Holdings, Inc. (1)

    2.3 Exercise and Settlement Agreement, dated September 24, 1996, by and among American Homestar Corporation, Guerdon Homes, Inc., Guerdon Holdings, Inc. and certain security holders of Guerdon Homes, Inc. and Guerdon Holdings, Inc. (2)

    23.1          Consent of Deloitte & Touche LLP. (3)

----------------

    (1) Previously filed as an exhibit to the Company's Registration Statement No. 333-1818 on Form S-1 and incorporated herein by reference.

    (2) Previously filed with Form 8-K on October 9, 1996, and is being refiled herewith to include signatures of all parties.

    (3)    Filed herewith.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Guerdon Holdings, Inc.
Lake Oswego, Oregon:

   We have audited the accompanying consolidated balance sheets of Guerdon Holdings, Inc. and its subsidiaries as of April 28, 1995 and April 26, 1996 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended April 26, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Guerdon Holdings, Inc. and subsidiary at April 28, 1995 and April 26, 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended April 26, 1996, in conformity with generally accepted accounting principles.

   As discussed in Note 13 to the financial statements, the Company changed its method of accounting for certain costs related to product design and retailer development in 1995.


DELOITTE & TOUCHE LLP

June 20, 1996
Portland, Oregon

                             GUERDON HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                        APRIL 28,     APRIL 26,     AUGUST 30,
                                                                                          1995          1996           1996
                                                                                       ----------    ----------    -----------
                                           ASSETS                                                                  (UNAUDITED)
       Current assets:
          Cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . . . . .   $      843    $      207    $     126
          Restricted cash    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          156           161          161
          Accounts receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,041         3,264        4,344
          Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,877         3,572        4,116
          Other receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,150           461          586
          Current deferred tax assets  . . . . . . . . . . . . . . . . . . . . . . .        1,643         2,130        3,947
          Prepaid expenses and other   . . . . . . . . . . . . . . . . . . . . . . .          975           929          489
          Assets held for sale   . . . . . . . . . . . . . . . . . . . . . . . . . .           --            25           --
                                                                                       ----------    ----------    ---------
                        Total current assets . . . . . . . . . . . . . . . . . . . .       13,685        10,749       13,769
          Property, plant, and equipment - net   . . . . . . . . . . . . . . . . . .        5,723         8,226        8,417
          Deferred tax assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,552         2,907        1,102
          Other assets - net   . . . . . . . . . . . . . . . . . . . . . . . . . . .          935           780          690
          Other intangible assets - net  . . . . . . . . . . . . . . . . . . . . . .          863           840          833
                                                                                       ----------    ----------    ---------
                        Total assets . . . . . . . . . . . . . . . . . . . . . . . .   $   22,758    $   23,502    $  24,811
                                                                                       ==========    ==========    =========

                           LIABILITIES, REDEEMABLE PREFERRED STOCK
                              AND COMMON STOCK EQUITY (DEFICIT)
       Current liabilities:
          Accounts payable   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   10,152    $    9,189    $   6,582
          Accrued liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .        6,209         9,593       10,569
          Current portion of senior debt   . . . . . . . . . . . . . . . . . . . . .           23         2,026        4,940
          Subordinated debt - current  . . . . . . . . . . . . . . . . . . . . . . .           --        12,000       12,000
                                                                                       ----------    ----------    ---------
                       Total current liabilities . . . . . . . . . . . . . . . . . .       16,384        32,808       34,091
          Senior debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6,078         2,986        2,957
          Subordinated debt - long term  . . . . . . . . . . . . . . . . . . . . . .        9,419         3,000        3,000
          Redeemable preferred stock :
              Redeemable preferred stock, $.01 par value, stated at redemption value:
                Series A, 190,000 shares authorized, 42,000 shares outstanding at April 28, 1995, April 26, 1996 and August 30, 1996,
                   respectively  . . . . . . . . . . . . . . . . . . . . . . . . . .          420           420          420
                Series B, 310,000 shares authorized, 20,000 shares outstanding at
                   April 28, 1995, April 26, 1996 and August 30, 1996,
                   respectively  . . . . . . . . . . . . . . . . . . . . . . . . . .          200           200          200
                                                                                       ----------    ----------    ---------
                       Total redeemable preferred stock  . . . . . . . . . . . . . .          620           620          620
          Common stock equity (deficit):
              Common stock subject to repurchase - 14,653 shares . . . . . . . . . .          100           100          100
              Common stock, $.01 par value: 600,000 shares authorized: 66,603,
                66,570 and 66,570 shares outstanding at April 28, 1995, April 26,
                1996 and August 30, 1996, respectively, excluding 14,653 subject
                to repurchase and 429,454 treasury shares  . . . . . . . . . . . . .            1             1            1
              Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . .        8,153         8,053        8,053
              Accumulated deficit  . . . . . . . . . . . . . . . . . . . . . . . . .       (5,562)      (11,631)     (11,576)

              Treasury stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (12,435)      (12,435)     (12,435)
                                                                                       ----------    ----------    ---------
                        Total common stock equity (deficit)  . . . . . . . . . . . .       (9,743)      (15,912)     (15,857)
                                                                                       ----------    ----------    ---------
                        Total liabilities, redeemable preferred stock and common
                          stock equity (deficit)   . . . . . . . . . . . . . . . . .   $   22,758    $   23,502    $  24,811
                                                                                       ==========    ==========    =========



See notes to consolidated financial statements.

                             GUERDON HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                                     YEAR ENDED                  FOUR MONTHS ENDED
                                                       ------------------------------------    ----------------------
                                                       APRIL 29,    APRIL 28,     APRIL 26,    AUGUST 25,  AUGUST 30,
                                                         1994          1995         1996        1995          1996
                                                       ---------    ---------    ----------  ----------    ----------
                                                                                                    (UNAUDITED)
         Sales . . . . . . . . . . . . . . . . . . .   $  89,451    $ 103,035    $  96,974    $  32,796    $  35,780
         Cost of sales . . . . . . . . . . . . . . .      78,608       93,390       88,661       29,555       31,801
                                                       ---------    ---------    ---------    ---------    ---------
                  Gross profit . . . . . . . . . . .      10,843        9,645        8,313        3,241        3,979
         Selling, general, and administrative
         expenses. . . . . . . . . . . . . . . . . .       6,004        9,976        8,222        2,269        2,927
         Restructuring costs . . . . . . . . . . . .       3,028        1,046        1,181           --           --
                                                       ---------    ---------    ---------    ---------    ---------
                  Operating income (loss) before
                    depreciation and amortization  .       1,811       (1,377)      (1,090)         972        1,052
         Depreciation and amortization . . . . . . .         733        1,456        1,041          230          271
                                                       ---------    ---------    ---------    ---------    ---------
                  Operating income (loss)  . . . . .       1,078       (2,833)      (2,131)         742          781
         Other income (expense):
              Interest expense . . . . . . . . . . .        (178)      (1,560)      (2,658)        (676)        (632)
              Equity bonus . . . . . . . . . . . . .        (503)          --           --           --           --
              Amortization of discount on
                 subordinated debt . . . . . . . . .          --         (752)      (2,581)      (2,581)          --
              Losses from investment in subsidiary .          --         (517)          --           --           --
              Other  . . . . . . . . . . . . . . . .          38           --         (567)          --           --
                                                       ---------    ---------    ---------    ---------    ---------
         Income (loss) before taxes and cumulative
             effect of change in accounting
             principle . . . . . . . . . . . . . . .         435       (5,662)      (7,937)      (2,515)         149
         Provision (benefit) for income taxes  . . .         108       (2,484)      (1,949)          51           70
                                                       ---------    ---------    ---------    ---------    ---------
         Net income (loss) before cumulative effect
              of change in accounting principle. . .         327       (3,178)      (5,988)      (2,566)          79
         Cumulative effect of change in accounting
              principle, net of tax  . . . . . . . .          --         (297)          --           --           --
                                                       ---------    ---------    ---------    ---------    ---------
         Net income (loss) . . . . . . . . . . . . .   $     327    $  (3,475)   $  (5,988)   $  (2,566)   $      79
                                                       =========    =========    =========    =========    =========


See notes to consolidated financial statements.

                             GUERDON HOLDINGS, INC.
      CONSOLIDATED STATEMENTS OF CHANGES IN COMMON STOCK EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)




                                                                                                                     Total
                                                       Common                                                        Common
                                                       Stock               Additional                                Stock
                                                     Subject to   Common    Paid-in    Accumulated     Treasury      Equity
                                                     Repurchase   Stock     Capital      Deficit        Stock       (Deficit)
                                                     ----------  -------    ---------  ------------   ----------    ---------
       Balance at April 30, 1993 . . . . . . . . . .   $  100    $    5     $ 2,995     $ (1,915)      $     --      $  1,185
       Dividends paid on redeemable preferred
       stock . . . . . . . . . . . . . . . . . . . .       --        --          --         (323)            --          (323)
       Redemption  of 79,000 shares Series A
         and 130,000 shares of Series B
         redeemable preferred stock at a
         premium of $98  . . . . . . . . . . . . . .       --        --          --          (98)            --           (98)
       Exercise of warrants to purchase 127,908
         shares of common stock  . . . . . . . . . .       --        --       1,021           --             --         1,021
       Acquisition of 429,454 shares of common
         stock as treasury stock and return of
         115,623 shares of stock held in trust
         by the Company for outstanding
         warrants  . . . . . . . . . . . . . . . . .       --        (5)          5           --        (12,241)      (12,241)
       Issuance of 14,600 shares of common
       stock . . . . . . . . . . . . . . . . . . . .       --        --         500           --             --           500
       Exchange of 51,282 warrants to purchase
         common stock for 43,218 shares of
         common stock  . . . . . . . . . . . . . . .       --          1         (1)          --             --            --
       Issuance of 165,870 warrants to purchase
         common stock to senior subordinated
         and junior subordinated  debtholders. . . .       --        --       2,933           --             --         2,933
       Net income for 52 weeks ended April 29,
       1994  . . . . . . . . . . . . . . . . . . . .       --        --          --          327             --           327
                                                       ------    ------     -------     --------       --------      --------
       Balance at April 29, 1994 . . . . . . . . . .      100         1       7,453       (2,009)       (12,241)       (6,696)
       Dividends paid on redeemable preferred
       stock . . . . . . . . . . . . . . . . . . . .       --        --          --          (78)            --           (78)
       Issuance of 8,752 shares of common stock            --        --         300           --             --           300
       Issuance of 22,634 warrants to purchase
         common stock to senior subordinated
         and junior subordinated debtholders               --        --         400           --             --           400
       Contingent payment for purchase of
         treasury stock  . . . . . . . . . . . . . .       --        --          --           --           (194)         (194)
       Net loss for 52 weeks ended April 28,
         1995  . . . . . . . . . . . . . . . . . . .       --        --          --       (3,475)            --        (3,475)
                                                       ------    ------     -------     --------       --------      --------
       Balance at April 28, 1995 . . . . . . . . . .      100         1       8,153       (5,562)       (12,435)       (9,743)
       Dividends accrued on Series A and Series
         B preferred stock   . . . . . . . . . . . .       --        --          --          (81)            --           (81)
       Retirement of 2,916 shares of common
         stock   . . . . . . . . . . . . . . . . . .       --        --        (101)          --             --          (101)
       Exercise of 54,701 warrants to purchase
         common  stock   . . . . . . . . . . . . . .       --        --           1           --             --             1
       Net loss for the 52 weeks ended April
         26, 1996  . . . . . . . . . . . . . . . . .       --        --          --       (5,988)            --        (5,988)
                                                       ------    ------     -------     --------       --------      --------
       Balance at April 26, 1996 . . . . . . . . . .      100         1       8,053      (11,631)       (12,435)      (15,912)
       Dividends accrued on Series A and
         Series B preferred stock (unaudited)              --        --          --          (24)            --           (24)
       Net income for the 17 weeks ended August
         30, 1996 (unaudited)  . . . . . . . . . . .       --        --          --           79             --            79
                                                       ------    ------     -------     --------       --------      --------
       Balance at August 30, 1996 (unaudited)          $  100    $    1     $ 8,053     $(11,576)      $(12,435)     $(15,857)
                                                       ======    ======     =======     ========       ========      ========


See notes to consolidated financial statements.

                             GUERDON HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                              YEARS ENDED                  FOUR MONTHS ENDED
                                                 ------------------------------------   ------------------------
                                                 APRIL 29,     APRIL 28,    APRIL 26,   AUGUST 25,    AUGUST 30,
                                                   1994          1995         1996         1995         1996
                                                 ---------     ---------    ---------   ----------    ----------
                                                                                              (UNAUDITED)
   Cash flows from operating activities:
     Net income (loss)   . . . . . . . . . . . . $    327      $ (3,475)    $ (5,988)    $ (2,566)    $      79
     Adjustments to reconcile net income
     (loss) to net cash provided by (used in)
     operating activities:
        Depreciation and amortization  . . . . .      733         1,456        1,041          230           271
        Amortization of debt discount  . . . . .       --           752        2,581        2,581            --
        Deferred taxes . . . . . . . . . . . . .       --        (3,195)      (1,842)          33           (12)
        Other  . . . . . . . . . . . . . . . . .       28            --           --
        Changes in operating assets and
        liabilities:
            Restricted cash  . . . . . . . . . .     (156)           --           (5)          --            --
            Accounts receivable  . . . . . . . .    1,480        (1,070)       1,777        1,174        (1,080)
            Other receivables  . . . . . . . . .       75           275          688          273          (125)
            Inventory  . . . . . . . . . . . . .    1,235          (755)         305          380          (544)
            Prepaid expenses and other . . . . .     (351)           29           46         (131)          440
            Accounts payable . . . . . . . . . .   (1,482)        4,908         (963)      (1,892)       (2,607)
            Accrued liabilities  . . . . . . . .      (85)        1,050        3,384           58           976
                                                 --------      --------     --------     --------     ---------
              Net cash provided by (used in)
                operating activities . . . . . .    1,804           (25)       1,024          140        (2,602)
                                                 --------      --------     --------     --------     ---------
   Cash flows from investing activities:
     Purchases of property, plant, and
       equipment . . . . . . . . . . . . . . . .     (342)       (4,391)      (3,320)      (2,197)         (340)
     Sale of marketable securities   . . . . . .      302            --           --           --            --
     Acquisition of other assets   . . . . . . .     (146)         (538)         (69)          --            --
     Decrease in restricted cash   . . . . . . .      500            --           --           --            --
                                                 --------      --------     --------     --------     ---------
              Net cash provided by (used in)
                investing activities . . . . . .      314        (4,929)      (3,389)      (2,197)         (340)
                                                 --------      --------     --------     --------     ---------
   Cash flows from financing activities:
     Proceeds from issuance of common  stock   .      500           300           --           --            --
     Exercise of warrants to purchase common
   stock . . . . . . . . . . . . . . . . . . . .    1,021            --            1           --            --
     Purchase of treasury stock  . . . . . . . .  (12,241)         (195)          --           --            --
     Issuance of common stock warrants   . . . .    2,933           400           --           --            --
     Redemption of preferred stock   . . . . . .   (2,188)         (140)          --           --            --
     Retirement of common stock  . . . . . . . .       --            --         (101)          --            --
     Proceeds from issuance of long-term debt -
        net of discount  . . . . . . . . . . . .    9,644         5,124        4,910        1,929            --
     Payments of long-term debt  . . . . . . . .     (800)           --       (4,822)        (316)          (29)
     Issuance (payment) of short-term senior
   debt  . . . . . . . . . . . . . . . . . . . .       --            --        1,822           --         2,914
     Deferred financing costs  . . . . . . . . .     (711)           --           --           --            --
     Dividends paid  . . . . . . . . . . . . . .     (323)          (78)         (81)         (24)          (24)
                                                 --------      --------     --------     --------     ---------
              Net cash provided by (used in)
                financing activities . . . . . .   (2,165)        5,411        1,729        1,589         2,861
                                                 --------      --------     --------     --------     ---------
   Net increase (decrease) in cash and cash
   equivalents . . . . . . . . . . . . . . . . .      (47)          457         (636)        (468)          (81)
   Cash and cash equivalents, beginning of
   period  . . . . . . . . . . . . . . . . . . .      433           386          843          843           207
                                                 --------      --------     --------     --------     ---------
   Cash and cash equivalents, end of period  . . $    386      $    843     $    207          375           126
                                                 ========      ========     ========     ========     =========

   Supplemental disclosure of cash flow
   information -
     Cash paid during the year for:
         Interest  . . . . . . . . . . . . . . .       73         1,480          966          177           182
         Taxes . . . . . . . . . . . . . . . . .      314           429           --           --            81



See notes to consolidated financial statements.

                             GUERDON HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



1.  DESCRIPTION OF BUSINESS AND CORPORATE ORGANIZATION

         The accompanying consolidated financial statements include the accounts of Guerdon Holdings, Inc. ("GHI") and it wholly-owned subsidiary, Guerdon Homes, Inc. ("Guerdon") (together, the "Company"). The Company's operations are conducted by Guerdon which operates in the factory-built housing industry.

         On February 27, 1996, American Homestar Corporation ("American Homestar") obtained a nine month option (the "Option") to acquire the Company. American Homestar which intends to support Guerdon's operations also loaned $3,000 to the Company and pledged $1,000 of collateral under the Company's senior bank facility. American Homestar also signed a management agreement with the Company and managed the Company's operations during the Option period. On September 27, 1996, American Homestar exercised its option and acquired the Company.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    AND CORPORATE ORGANIZATION

    Use of Accounting Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

    Cash and Cash Equivalents

         The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

    Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method.

    Income Taxes

         The taxable income of GHI and Guerdon is included in the consolidated federal income tax return filed by GHI. State income taxes are paid by Guerdon directly to the appropriate authorities. The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to an amount that is more likely than not to be realized.

    Intangibles

         Goodwill represents the excess of purchase price over the net assets acquired. Goodwill and trade name are amortized on a straight-line basis over forty years. Leasehold interests represents the fair value of the plant facilities under lease and are amortized on a straight-line basis over the life of the original lease which expires in December 2002. The costs of other intangible assets are amortized on a straight-line basis over their estimated useful lives, ranging from two to five years. The Company evaluates the realization of its intangible assets using undiscounted cash flows.

    Inventories

         Inventories are valued at the lower of cost, using the first-in, first-out (FIFO) method of inventory valuation, or market.

                             GUERDON HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




    Product Warranties

         The Company warrants its manufactured homes against substantial manufacturing defects for one year commencing at the time of the retail sale. Estimated warranty costs are provided at the time of sale.

    Reclassifications

         Certain prior year amounts have been reclassified to conform to the presentation adopted in fiscal year 1996.

3.  INVENTORY

         Inventories at April 28, 1995, April 26, 1996 and August 30, 1996 are as follows:

                                                         APRIL 28,     APRIL 26,      AUGUST 30,
                                                           1995          1996           1996
                                                        -----------   -----------    -----------
                                                                                     (UNAUDITED)
         Raw materials . . . . . . . . . . . . . . .      $ 3,221       $ 2,837        $ 3,304
         Work-in-process . . . . . . . . . . . . . .          692           669            713
         Finished goods  . . . . . . . . . . . . . .           61           241            274
         Lower of cost or market allowance . . . . .          (97)         (175)          (175)
                                                          -------       -------        -------
               Total   . . . . . . . . . . . . . . .      $ 3,877       $ 3,572        $ 4,116
                                                          =======       =======        =======


4.  OTHER ASSETS

         Other assets at April 28, 1995, April 26, 1996 and August 30, 1996 are as follows:

                                                         APRIL 28,     APRIL 26,      AUGUST 30,
                                                           1995          1996           1996
                                                        -----------   -----------    -----------
                                                                                     (UNAUDITED)
         Deferred finance costs  . . . . . . . . . . . .  $   771       $   840        $   840
         Leasehold interests . . . . . . . . . . . . . .      590           590            590
                                                          -------       -------        -------
               Subtotal  . . . . . . . . . . . . . . . .    1,361         1,430          1,430
         Accumulated amortization  . . . . . . . . . . .     (426)         (650)          (740)
                                                          -------       -------        -------
               Total other assets (net)  . . . . . . . .  $   935       $   780        $   690
                                                          =======       =======        =======

         Goodwill  . . . . . . . . . . . . . . . . . . .  $   614       $   614        $   614
         Trade name  . . . . . . . . . . . . . . . . . .      356           356            356
         Other . . . . . . . . . . . . . . . . . . . . .        5             7              7
                                                          -------       -------        -------
               Subtotal  . . . . . . . . . . . . . . . .      975           977            977
         Accumulated amortization  . . . . . . . . . . .     (112)         (137)          (144)
                                                          -------       -------        -------
               Total other intangible assets (net) . . .  $   863       $   840        $   833
                                                          =======       =======        =======

         The favorable leasehold interest valued at $478 as part of the acquisition of the Colorado plant which was acquired in 1995 and then closed (see note 12) was written off in fiscal 1995.

         Amortization for the years ended April 29, 1994, April 28, 1995 and April 26, 1996 and the four months ended August 25, 1995 and August 30, 1996 was $206, $834, $249, $73 (unaudited) and $96 (unaudited), respectively.

                             GUERDON HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




5.  PROPERTY, PLANT AND EQUIPMENT

         A summary of property, plant and equipment and accumulated depreciation and amortization at April 28, 1995, April 26, 1996 and August 30, 1996 follows:

                                                         APRIL 28,     APRIL 26,      AUGUST 30,
                                                           1995          1996           1996
                                                        -----------   -----------    -----------
                                                                                     (UNAUDITED)
         Property under construction . . . . . . . . .   $  1,840      $     43       $    406
         Equipment . . . . . . . . . . . . . . . . . .      3,756         3,624          3,624
         Leasehold interests . . . . . . . . . . . . .      2,840         3,196          3,196
         Accumulated depreciation and amortization . .     (2,713)       (3,138)        (3,310)
                                                         --------      --------       --------
               Subtotal  . . . . . . . . . . . . . . .      5,723         3,725          3,916
         Idle plant facility . . . . . . . . . . . . .         --         4,501          4,501
                                                         --------      --------       --------
               Property, plant and equipment, net  . .   $  5,723      $  8,226       $  8,417
                                                         ========      ========       ========

         Depreciation is computed over the estimated useful lives of the assets, which range from 3 to 20 years, using the straight-line method. Idle plant represents the Pendleton facility which was constructed in fiscal 1996 and received its certificate of completion on January 19, 1996. Management has determined not to put the facility into production until market conditions change and, therefore, has classified the plant as idle. The facility will not be depreciated until placed into service.

6.  DEBT

         Long-term debt consists of the following:

                                                                APRIL 28,    APRIL 26,    AUGUST 30,
                                                                  1995         1996         1996
                                                               -----------  -----------  -----------
                                                                                         (UNAUDITED)
    Subordinated debt:
      Senior subordinated debt, 12% stated interest rate  . .   $  7,270     $  7,270     $  7,270
      Junior subordinated debt, 8% stated interest rate . . .      4,730        4,730        4,730
      Junior subordinated debt, 8.5% stated interest rate . .         --        3,000        3,000
                                                                --------     --------     --------
          Total subordinated debt   . . . . . . . . . . . . .     12,000       15,000       15,000
      Discount on senior subordinated debt  . . . . . . . . .     (1,161)          --           --
      Discount on junior subordinated debt  . . . . . . . . .     (1,420           --           --
                                                                --------     --------     --------
                                                                   9,419       15,000       15,000
      Current portion                                                 --      (12,000)     (12,000)
                                                                --------     --------     --------
          Total long-term subordinated debt   . . . . . . . .   $  9,419     $  3,000     $  3,000
                                                                ========     ========     ========

    Senior debt:
      Revolving credit agreement  . . . . . . . . . . . . . .   $  4,821     $  1,822     $  4,790
      Construction loan . . . . . . . . . . . . . . . . . . .        961        1,971        1,971
      Equipment loan  . . . . . . . . . . . . . . . . . . . .        241          687          637
      Equipment loan  . . . . . . . . . . . . . . . . . . . .         --          482          475
      Other . . . . . . . . . . . . . . . . . . . . . . . . .         78           50           24
                                                                --------     --------     --------
                                                                   6,101        5,012        7,897
      Current portion . . . . . . . . . . . . . . . . . . . .        (23)      (2,026)      (4,940)
                                                                --------     --------     --------
          Total long-term senior debt   . . . . . . . . . . .   $  6,078     $  2,986     $  2,957
                                                                ========     ========     ========

                             GUERDON HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



         The Company entered into a $4,000 revolving credit agreement in April 1994. The borrowing limit was increased to $6,000 in March 1995. Borrowings under the revolving credit agreement bear interest at the lender's publicly announced prime rate (9.25% at April 26, 1996) plus 2%. The revolving credit agreement has a maturity date of December 1, 1996. Loan commitment fees paid equal 1% of the face amount of the note. In addition, the holders of subordinated debt have pledged an additional $1,400 of collateral under the Company's senior bank facility. The Company accrued $383 in structuring fees related to this collateral and accrues an availability fee of 1.67% per month.

         On March 6, 1995, the Company entered into a financing arrangement for the purchase of equipment. The loan is a five year loan with payments of $13 of principal per month plus interest at the 5-year U.S. Treasury Note four week average yield (5.875% at April 26, 1996) plus 3%.

         On March 8, 1995, the Company obtained a $2,100 plant construction loan. The loan bears interest at the lender's publicly announced prime rate (9.25% at April 26, 1996) plus 2%. The loan is in the process of being converted to either a 10 year or 15 year real estate loan at the Company's election that will bear interest at the five year U.S. Treasury note plus 3%. The project received its certificate of completion on January 19, 1996.

         In conjunction with the issuance of the senior subordinated debt of $1,000 in 1995 and junior subordinated debt of $500 in 1995, warrants to purchase 11,697 shares of common stock at $16.57 were issued in 1995 to the senior subordinated debtholders, and warrants to purchase 10,937 shares of common stock at $16.57 were issued to the junior subordinated debtholders.

         These warrants, in addition to the warrants issued in 1994, were issued at a discount of $17.68 and, accordingly, the senior subordinated debt and junior subordinated debt were discounted by $1,503 and $1,829, respectively. The discounts were being accreted over the life of the debt. Including the warrant's value, the senior subordinated debt and junior subordinated debt had effective interest rates of 9.2% and 18.3% higher than the stated interest rates, respectively, in 1995. Additionally, the Company must pay an annual fee equal to 3% on the outstanding balance of the junior subordinated debt. In 1996, the Company was in default on the senior and junior subordinated debt and had not received waivers from the lenders. As a result, the Company has classified all such debt as current and fully amortized the discount on the senior and junior subordinated debt in the current year.

         The senior subordinated debt was subordinated to the debt under the revolving credit agreement and the junior subordinated debt was subordinated to the debt under the revolving credit agreement and the senior subordinated debt. All payments of principal or interest to the subordinated debtholders and payments of dividends or redemptions of common and preferred stock required the express written consent of the senior debtholder.

         The Company was required to maintain certain financial covenants, including certain amounts of tangible net worth and debt service and interest coverage ratios. Substantially all assets of the Company were pledged as security under these loan agreements. As of April 26, 1996, the Company was in violation of certain of these covenants. The Company was unable to obtain waivers from the various debtholders and, accordingly, classified the appreciable debt as current. In connection with American Homestar's acquisition of the Company, the senior debt, senior subordinated debt and junior subordinated debt were repaid in full.

         The scheduled maturities of all long-term debt is: 1997, $204; 1998, $182; 1999, $3,183; 2000, $184; 2001, $160.

                             GUERDON HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




7.  PREFERRED AND COMMON STOCK

    Cumulative Redeemable Preferred Stock, Series A

         An officer of the Company owns these shares which the Company has the option to redeem in whole or in part at a redemption price of $10 per share plus accrued and unpaid dividends. The redemption terms of these shares were modified in 1995 such that the remaining shares are required to be redeemed on September 30, 1996, subject to the approval of the senior debtholder. In the event of dissolution of GHI, the Series A maintains a liquidation preference to the subordinated debt of $10 per share. Dividends are accrued quarterly at a rate of 12%. In connection with acquisition of the Company, American Homestar redeemed all shares plus accrued and unpaid dividends.

    Cumulative Callable Exchangeable Preferred Stock, Series B

         The Series B shares which are subordinate to the Series A shares are owned by a member of the Company's Board of Directors. Dividends are paid quarterly at a rate of 12% per annum. The outstanding Series B preferred stock will be redeemed, subject to approval of the senior debtholder, at the rate of $27 per calendar quarter from October 1, 1997 through July 1, 1998 and $13 per calendar commencing October 1, 1998 through April 1, 2000. The Board member was given 4,375 warrants for a change in terms of redemption. In connection with acquisition of the Company, American Homestar redeemed all shares plus accrued and unpaid dividends.

    Common Stock Subject to Repurchase

         The Company has issued 14,653 shares of common stock for $100 that are subject to repurchase, at the option of the shareholder, at the fair market value of common stock upon exercise of the put option. The put option is exercisable commencing on May 1, 1995, and will terminate upon the Company's sale of common stock in a public offering which results in aggregate cash proceeds to the Company of at least $5,000.

         The maximum aggregate number of shares of common stock which the Company may be required to repurchase is limited to 10% during fiscal year 1996, 15% during fiscal year 1997 and 20% during each fiscal year thereafter of the then outstanding or issuable shares of common stock of the Company. These annual limitations are not cumulative.

    Warrants

         The Company issued to a shareholder and former officer warrants to purchase 51,282 shares of common stock for $6.83 per share and 3,419 shares of common stock for $11.70 per share. These warrants were exercised by agreement at $0.01 per share in 1996.

         The Company has also issued warrants to purchase 188,504 shares of common stock for $16.57 per share to the senior subordinated and junior subordinated debtholders, of which 103,467 are exercisable through April 4, 2004. The remaining 85,037 are exercisable through the earlier of April 4, 2004 or the sixth anniversary of the date on which the senior subordinated debt (senior debt) is paid in full or at maturity. The foregoing warrants are subject to provisions relating to circumstances surrounding the repayment of senior debt or a merger or initial public offering (IPO) of the Company. In the event that a merger or IPO occurs after the second anniversary of the date of grant (April 4, 1994) but on or before the third anniversary date, then 9.0975% of the warrants (contingent warrants) shall be exercisable for 10% of the shares and the remaining 90% shall be canceled and no longer subject to exercise. In the event that all senior debt is repaid after the first anniversary of the date of grant, but on or before the third anniversary date, then 40% of the contingent warrants shall remain exercisable and the remaining shall be canceled and no longer subject to exercise.

                             GUERDON HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




        A summary of warrants to purchase common stock is as follows:

                                                                                     APRIL 29, 1994
  EXERCISE      OUTSTANDING AT                                                 ---------------------------
   PRICE        APRIL 30, 1993     EXERCISED     CANCELED        ISSUED        OUTSTANDING         VESTED
------------    --------------     ---------     ---------      ---------      -----------       ----------
 $6.83              141,025           32,051        57,692(1)          --           51,282           51,282
 $8.52               63,910           60,680         3,230             --               --               --
$11.70               25,641           22,222            --             --            3,419            3,419
Variable             12,955           12,955            --             --               --               --
$16.57                   --               --            --        165,870          165,870          165,870
                -----------        ---------     ---------      ---------      -----------       ----------
Total               243,531          127,908        60,922        165,870          220,571          220,571
                ===========        =========     =========      =========      ===========       ==========

(1) 51,282 warrants to purchase common stock at $6.83 included in the warrants canceled were exchanged for 43,218 shares of common stock of GHI.

                                                                                      APRIL 28, 1994
  EXERCISE      OUTSTANDING AT                                                 ---------------------------
   PRICE        APRIL 30, 1993     EXERCISED     CANCELED        ISSUED        OUTSTANDING         VESTED
------------    --------------     ---------     ---------      ---------      -----------       ----------
 $6.83               51,282               --           --              --           51,282           51,282
$11.70                3,419               --           --              --            3,419            3,419
$16.57              165,870               --           --          27,009          192,879          192,879
                -----------        ---------     ---------      ---------      -----------       ----------
Total               220,571               --           --          27,009          247,580          247,580
                ===========        =========     =========      =========      ===========       ==========


                                                                                      APRIL 26, 1994
  EXERCISE      OUTSTANDING AT                                                 ---------------------------
   PRICE        APRIL 30, 1993     EXERCISED     CANCELED        ISSUED        OUTSTANDING         VESTED
------------    --------------     ---------     ---------      ---------      -----------       ----------
 $6.83               51,282           51,282           --              --               --               --
$11.70                3,419            3,419           --              --               --               --
$16.57              192,879               --           --              --          192,879          192,879
                -----------        ---------     ---------      ---------      -----------       ----------
Total               247,580           54,701           --              --          192,879          192,879
                ===========        =========     =========      =========      ===========       ==========

                                                                                     AUGUST 30, 1996
                                                                                       (UNAUDITED)
  EXERCISE      OUTSTANDING AT                                                 ---------------------------
   PRICE        APRIL 30, 1993     EXERCISED     CANCELED        ISSUED        OUTSTANDING         VESTED
------------    --------------     ---------     ---------      ---------      -----------       ----------
$16.57              192,879               --           --              --          192,879          192,879
                ===========        =========     =========      =========      ===========       ==========


Options

        The Company has issued the option to purchase 15,090 shares of common stock to a member of the Board of Directors for $16.57 per share, exercisable in whole or in part from April 4, 1997 through April 4, 2004.

Stock Option Plan

        On May 1, 1994, the Company adopted the GHI Stock Option Plan (the "Plan"). The Plan is available to all employees and consultants employed by the Company or any subsidiary. Employees are eligible for qualified and nonqualified options and consultants are eligible for nonqualified options. All awards are made at the discretion of the Company's Board of Directors. The total number of shares reserved and granted on May 18, 1994 under the Plan was 12,574. Upon granting of the options, the exercise price was $34.25 and the options will be exercisable at the rate of 20% per year. The exercise period may be accelerated at the administrator's discretion.

        As a condition for renewal of the revolving credit agreement at July 31, 1996 to a maturity of December 1, 1996, all payments of dividends and redemptions of common and preferred stock must have the express written consent of the senior debtholder through the maturity date of the revolving credit agreement.

                             GUERDON HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




8.  COMMITMENTS AND CONTINGENCIES

    Operating Lease Commitments

         Rent is due under various operating leases, principally for manufacturing facilities, equipment, and computers, for each of the following fiscal years and in the aggregate thereafter as follows:

         Year Ending April
         -----------------
           1997  . . . . . . . . . . . . . . . . . . . . . . . . . .   $    832
           1998  . . . . . . . . . . . . . . . . . . . . . . . . . .        784
           1999  . . . . . . . . . . . . . . . . . . . . . . . . . .        743
           2000  . . . . . . . . . . . . . . . . . . . . . . . . . .        707
           2001  . . . . . . . . . . . . . . . . . . . . . . . . . .        697
           Thereafter (2002 through 2003)  . . . . . . . . . . . . .      1,149
                                                                       --------
                 Total   . . . . . . . . . . . . . . . . . . . . . .   $  4,912
                                                                       ========

         Under the terms of the plant leases, the Company is responsible for the payment of property taxes, maintenance of the facilities and insurance. The plant leases are subject to a rent adjustment every three years based on the lesser of the United States Bureau of Labor Statistics Consumer Price Index for all Urban Consumers or a factor of 1.1 times the present rent. The next rent adjustment is scheduled for January 1, 1997. The Company has the options to buy the plant facilities within the last year of the lease term or may renew the lease for an additional ten-year term. In addition, the Company has acquired an option to purchase the lease plants for an agreed-upon price, which option expires on February 27, 1997. Total rent expense related to the Company was $756, $902, $848, $285 (unaudited) and $223 (unaudited) for the years ended April 29, 1994, April 28, 1995, and April 26, 1996 and four months ended August 25, 1995 and August 30, 1996, respectively.

    Repurchase Commitments

         The majority of sales are made to dealers under commitments by financial institutions to pay for units as they are delivered. In accordance with customary industry practice, some financial institutions require the Company to execute repurchase agreements which provide that, if a dealer defaults on repayment of the financing, the Company will repurchase its product from the financial institution in accordance with a declining repurchase price schedule. While the gross contingent liability under these agreements is substantial, the risk of loss is spread over numerous dealers and is reduced by the resale value of the products repurchased. No losses on repurchased units were recognized for the years ended April 29, 1994, April 28, 1995 and April 26, 1996 and for the four months ended August 30, 1996 (unaudited).

    Outstanding Litigation

         The Company is party to various legal claims, actions and complaints, certain of which involve material amounts. Although the Company is unable to predict with certainty whether or not it will ultimately be successful in these legal proceedings or, if not, what the impact might be, management presently believes that disposition of these matters will not have a material adverse effect on the Company's consolidated results of operations, financial condition or cash flows.

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

         FASB Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the current assets (primarily accounts receivable and inventory) and current liabilities (primarily short-term subordinated debt and accounts payable) approximates fair value based on the short maturity of these instruments. The fair value of the Company's long-term debt is estimated on quoted market prices for the

                             GUERDON HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



    same or similar issues or on the current rates offered to the Company for debt of the same remaining maturity. Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of long-term senior debt and long-term subordinated debt at April 26, 1996 is $1,080 and $3,000, respectively.

10. PENSION PLAN

         The Company offers a defined contribution plan to all employees having one year of service. Eligible employees may elect to contribute up to 15% of their annual compensation to the plan. The Company may contribute a matching contribution at its own discretion. Pension expense for the years ended April 29, 1994, April 28, 1995 and April 26, 1996 and the four months ended August 25, 1995 and August 30, 1996 were $224, $171, $46, $17
    (unaudited) and $24 (unaudited), respectively.

11. INCOME TAXES

         Significant components of the Company's deferred tax assets at April 28, 1994, April 6, 1996 and August 30, 1996 (unaudited) are as follows:

                                                               APRIL 28,     APRIL 26,     AUGUST 30,
                                                                  1995          1996          1996
                                                               ---------     ---------     ----------
                                                                                          (UNAUDITED)
    Deferred tax assets:
      Book over tax depreciation and amortization   . . . .    $     212     $      55     $      393
      Inventory capitalization  . . . . . . . . . . . . . .          147           126            128
      Warranty costs  . . . . . . . . . . . . . . . . . . .          644           701            733
      Workers' compensation insurance costs . . . . . . . .          105           305            342
      Net operating loss carry forward  . . . . . . . . . .        1,312         2,785            929
      Restructuring costs . . . . . . . . . . . . . . . . .          499            --             --
      Lease acquisition costs . . . . . . . . . . . . . . .          144            --             54
      Idle plant reserve  . . . . . . . . . . . . . . . . .           --           169             75
      Legal settlement reserve  . . . . . . . . . . . . . .           --           111             82
      Self-insurance reserve  . . . . . . . . . . . . . . .           --           146             71
      Environmental reserve . . . . . . . . . . . . . . . .           --            97             89
      Transaction cost  . . . . . . . . . . . . . . . . . .           --           103             --
      Inventory reserve . . . . . . . . . . . . . . . . . .           --            67             67
      Vacation accrual  . . . . . . . . . . . . . . . . . .           --            63             69
      Deferred compensation . . . . . . . . . . . . . . . .           --            --            447
      Reserve for structuring fees and interest . . . . . .           --           163            994
      Dealer incentive and other  . . . . . . . . . . . . .          132           146            576
                                                               ---------     ---------     ----------
           Total deferred tax assets  . . . . . . . . . . .    $   3,195     $   5,037     $    5,049
                                                               =========     =========     ==========

         The Company's benefit for income taxes resulted in effective tax rates that differ from the federal statutory income tax rate.

                             GUERDON HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)




                                                             YEARS ENDED                     FOUR MONTHS ENDED
                                                -----------------------------------------------------------------
                                                APRIL 29,     APRIL 28,    APRIL 26,     AUGUST 25,    AUGUST 30,
                                                  1994          1995          1996          1995          1996
                                                ---------    ----------    ---------     ----------    ----------
                                                                                        (UNAUDITED)   (UNAUDITED)
Expected federal income tax provision
  at  34% . . . . . . . . . . . . . . . . .     $     148    $  (1,925)      $(2,699)    $    (855)    $       51
State income taxes, net of federal tax
  effect  . . . . . . . . . . . . . . . . .           108         (226)         (237)         (100)             6
Book depreciation in excess of tax                                                 1
  depreciation  . . . . . . . . . . . . . .            66           38                          --             --
Expenses not deductible for tax purposes               64           26            16            20             13
Tax Benefits as submitted . . . . . . . . .         (274)           --            --            --             --
Accrued warranty costs  . . . . . . . . . .            --          269            --            --             --
Restructuring costs . . . . . . . . . . . .            --          499            --            --             --
Warrant expenses  . . . . . . . . . . . . .            --         (163)          986           986             --
Change in valuation allowance . . . . . . .            --         (933)           --            --             --
Lease acquisition costs                                --          144            --            --             --
Write-off of product development costs                 --         (198)           --            --             --
Other   . . . . . . . . . . . . . . . . . .           (4)          (15)          (16)           --             --
                                                ---------    ----------    ---------     ---------     ----------
    Total provision (benefit) for income
      taxes   . . . . . . . . . . . . . . .     $     108    $  (2,484)    $  (1,949)    $      51     $       70
                                                =========    =========     =========     =========     ==========

         A significant portion of the before tax net operating loss experienced in fiscal years 1995 and 1996 resulted from restructuring and nonrecurring accruals or write-off, a change in accounting principle, nonrecurring losses from the results of operations of plants which have been curtailed, and from overhead costs related to the expansion and construction of those plants. Although the cumulative effect of these items was substantially negative to the operations in fiscal years 1995 and 1996, all of these items were of a nonrecurring nature, and accruals have been made to the 1995 and 1996 financial statements to allow for the expected full impact on the Company's operations. Based on these facts, the historical profitability of the Company, and management's assessment of operations for the foreseeable future, management strongly believes that the full benefit of the deferred tax assets recognized will be realizable in future operations.

         Net operating loss carry forwards for state and federal taxes of $3,693 and $3,598 expire in the years 2010 and 2011, respectively.

12. RESTRUCTURING

         To control overhead costs and streamline production, the Company began a plan of curtailing growth. Production at the plant in Colorado which was acquired in 1995 has been shifted to other facilities. The Company recorded restructuring accruals of $1,046 in fiscal 1995 and $1,181 in fiscal 1996 including employee severance liability, lease termination costs and other costs associated with the closure of these operations and charged $478 to income for the write-offs of the Colorado leasehold interest. The Company sold its wholly-owned subsidiary, Guerdon Financial Services, Inc., in the second quarter of fiscal year 1996. The Company recorded losses of $517 resulting from operations and the sales transaction in 1995. Additionally, the Company recorded accruals and expenses related to the American Homestar transaction of $567 in 1996.

         Prior to the repurchase of stock, the Company maintained a corporate office in Columbia, Maryland for the benefit of its wholly-owned subsidiaries. The corporate office had no operations and a substantial amount of administrative expenses were allocated to the subsidiaries. This office, and all of its related activities, have

                             GUERDON HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



    been closed. The costs associated with running the corporate office in Maryland ($736) and the expenses associated with the write-off of the Company's investment in RBS ($2,292) are shown as a separate line item ($3,028) on the consolidated statement of operations for the year ended April 29, 1994.

13. CHANGES IN ACCOUNTING PRINCIPLE

         Effective May 1, 1994, the Company began expensing certain costs related to product design and retailer development. Such costs had previously been capitalized and amortized over a three-year period. The new method of accounting was adopted because management believes that it more closely and conservatively represents the actual results of operations and the useful lives of such expenditures. The net effect had this principle been applied in prior years would have been to increase income before taxes by $495 in fiscal 1995 and to decrease operating income by $495 in fiscal 1994. Loss before taxes for the year ended April 28, 1995 would have been $628 less if this accounting change had not been made.

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

   The following pro forma consolidated balance sheet as of August 31, 1996 gives effect to the acquisition of 100% of the outstanding common stock of Guerdon Holdings, Inc. ("Guerdon") by American Homestar Corporation (the "Company") as if the transaction occurred on August 31, 1996. The following pro forma consolidated statements of operations for the year ended May 31, 1996 and the three months ended August 31, 1996 give effect to the acquisition of 100% of the outstanding common stock of Guerdon by the Company as if the transaction occurred on June 1, 1995.

   The pro forma information for the year ended May 31, 1996 is based on the historical financial statements of the Company for the year ended May 31, 1996 and Guerdon for the year ended April 26, 1996. The pro forma financial information for the three months ended August 31, 1996 is based on the historical financial statements of the Company for the three months ended August 31, 1996 and Guerdon for the three months ended August 3, 1996.

   The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the acquisition has been in effect on the dates indicated or of future results of operations of the combined companies. The unaudited pro forma financial statements should be read in conjunction with the financial statements and notes of the Company and Guerdon.

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                   AMERICAN      GUERDON
                                                                   HOMESTAR      HOLDINGS,
                                                                 CORPORATION       INC.           (a)        PRO FORMA
                                                                  AUGUST 31,     AUGUST 30,    PRO FORMA     AUGUST 31,
                                                                    1996           1996       ADJUSTMENTS      1996
                                                                 -----------    -----------   -----------   -----------
                                                              ASSETS
Current assets:
  Cash ........................................................   $  17,408     $     287       $  (1,275)   $  16,420
  Cash in transit from financial institutions .................      21,697            --              --       21,697
                                                                  ---------     ---------       ---------    ---------
         Total cash and cash equivalents ......................      39,105           287          (1,275)      38,117
  Inventories .................................................      41,247         4,116            (260)      45,103
  Accounts receivable .........................................       4,840         4,344            (160)       9,024
  Manufacturer incentives receivable ..........................         939            --              --          939
  Deferred tax assets .........................................          --         3,947          (3,947)          --
  Prepaid expenses and other current assets ...................       4,126         1,075              --        5,201
                                                                  ---------     ---------       ---------    ---------
         Total current assets .................................      90,257        13,769          (5,642)      98,384
Property, plant and equipment, net ............................      20,738         8,417             243       29,398
Investment in affiliate .......................................       2,457            --              --        2,457
Note receivable ...............................................       3,000            --          (3,000)          --
Goodwill ......................................................          --            --          21,940       21,940
Deferred tax assets ...........................................         755         1,102           3,063        4,920
Other assets ..................................................       2,808         1,523          (1,523)       2,808
                                                                  ---------     ---------       ---------    ---------
                                                                  $ 120,015     $  24,811       $  15,081    $ 159,907
                                                                  =========     =========       =========    =========

                                          LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Floor plan payable ..........................................   $  24,228     $      --       $      --    $  24,228
  Accounts payable ............................................      12,230         6,582              --       18,812
  Accrued expenses ............................................      13,892        10,569           3,344       27,805
  Subordinated debt ...........................................          --        12,000         (12,000)          --
  Notes payable, current installments .........................         316         4,940              --        5,256
                                                                  ---------     ---------       ---------    ---------
         Total current liabilities ............................      50,666        34,091          (8,656)      76,101
Notes payable, less current installments ......................       3,593         5,957          (3,000)      18,050
                                                                                                   11,500
Other long-term liabilities ...................................       3,999            --              --        3,999
Minority interest in consolidated subsidiary ..................         810            --              --          810
Preferred stock ...............................................          --           620            (620)          --
Shareholders' equity (deficit):
  Common stock ................................................         431           101            (101)         431
  Additional paid-in capital ..................................      36,028         8,053          (8,053)      36,028
  Retained earnings (accumulated deficit) .....................      24,488       (11,576)         11,576       24,488
  Treasury stock ..............................................          --       (12,435)         12,435           --
                                                                  ---------     ---------       ---------    ---------
         Total shareholders' equity (deficit) .................      60,947       (15,857)         15,857       60,947
                                                                  ---------     ---------       ---------    ---------
                                                                  $ 120,015     $  24,811       $  15,081    $ 159,907
                                                                  =========     =========       =========    =========

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                    GUERDON
                                                   AMERICAN        HOLDINGS,
                                                   HOMESTAR        INC. YEAR
                                                  CORPORATION        ENDED
                                                  YEAR ENDED       APRIL 26,                              PRO FORMA
                                                 MAY 31, 1996         1996          PRO FORMA            YEAR ENDED
                                                  AS REPORTED     AS REPORTED      ADJUSTMENTS          MAY 31, 1996
                                                 -------------   -------------    -------------       ---------------
    Revenues:
      Net sales   . . . . . . . . . . . . . .      $  208,745      $  96,974         $     --            $  305,719
      Other revenues  . . . . . . . . . . . .          22,487             --               --                22,487
                                                   ----------      ---------         --------             ---------
             Total revenues . . . . . . . . .         231,232         96,974                                328,206
                                                   ----------      ---------         --------             ---------
    Costs and expenses:
      Cost of sales   . . . . . . . . . . . .         154,575         89,702               --               244,277
      Selling, general and administrative   .          57,185          8,222              549  (b)           65,931
                                                                                          (25) (c)
      Restructuring costs   . . . . . . . . .              --          1,181               --                 1,181
                                                   ----------      ---------         --------             ---------
             Total costs and expenses . . . .         211,760         99,105              524               311,389
                                                   ----------      ---------         --------             ---------
             Operating income (loss)  . . . .          19,472         (2,131)            (524)               16,817
    Other income (expense):
      Interest expense  . . . . . . . . . . .          (2,972)        (2,658)              --                (5,630)
      Equity bonus  . . . . . . . . . . . . .              --           (567)              --                  (567)
      Amortization -- discount of
        subordinated debt . . . . . . . . . .              --         (2,581)           2,581  (d)               --
      Other   . . . . . . . . . . . . . . . .             219             --               --                   219
                                                   ----------      ---------         --------             ---------
             Total other  . . . . . . . . . .          (2,753)        (5,806)           2,581                (5,978)
                                                   ----------      ---------         --------             ---------
             Income (loss) before items
               shown below  . . . . . . . . .          16,719         (7,937)           2,057                10,839
    Income tax expense (benefit)  . . . . . .           6,601         (1,949)            (154) (e)            4,498
                                                   ----------      ---------         --------             ---------
             Income (loss) before items
               shown below  . . . . . . . . .          10,118         (5,988)           2,211                 6,341
    Loss in affiliate . . . . . . . . . . . .             (65)            --               --                   (65)
    Minority interest . . . . . . . . . . . .            (297)            --               --                  (297)
                                                   ----------      ---------         --------             ---------
             Net income (loss)  . . . . . . .      $    9,756      $  (5,988)        $  2,211            $    5,979
                                                   ==========      =========         ========            ==========

    Earnings per share  . . . . . . . . . . .                                                            $     0.75
                                                                                                         ==========
    Weighted average number of shares of
      common stock outstanding  . . . . . . .                                                             7,945,976
                                                                                                         ==========


                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                         AMERICAN
                                         HOMESTAR       GUERDON        GUERDON
                                        CORPORATION    HOLDINGS,      HOLDINGS,                         PRO FORMA
                                           THREE          INC.           INC.                             THREE
                                          MONTHS      FOUR MONTHS     ONE MONTH                           MONTHS
                                          ENDED          ENDED          ENDED                             ENDED
                                         AUGUST 31,    AUGUST 30,     AUGUST 30,     PRO FORMA          AUGUST 31,
                                           1996          1996          1996 (1)      ADJUSTMENTS           1996
                                        -----------   ----------      ----------     -----------        ---------
Revenues:
  Net sales   . . . . . . . . . . . . . . $59,993        $35,780        $ 8,606       $    --           $ 87,167
  Other revenues  . . . . . . . . . . . .   6,713             --             --            --               6,713
                                          -------        -------        -------       -------           ---------
         Total revenues . . . . . . . . .  66,706         35,780          8,606            --              93,880
                                          -------        -------        -------       -------           ---------

Costs and expenses:
  Cost of sales   . . . . . . . . . . . .  44,200         31,801          7,701            --              68,300
  Selling, general and administrative . .  16,862          3,198            720           137 (b)          19,477
                                          -------        -------        -------       -------           ---------
         Total costs and expenses . . . .  61,062         34,999          8,421           137              87,777
                                          -------        -------        -------       -------           ---------
         Operating income . . . . . . . .   5,644            781            185          (137)              6,103
Other income (expense):
  Interest expense  . . . . . . . . . . .    (578)          (632)          (171)           --              (1,039)
  Other   . . . . . . . . . . . . . . . .      40             --             --            --                  40
                                          -------        -------        -------       -------           ---------
Total other                                  (538)          (632)          (171)           --                (999)
                                          -------        -------        -------       -------           ---------

         Income (loss) before items
           shown below  . . . . . . . . .   5,106            149             14          (137)              5,104
Income tax expense (benefit)  . . . . . .   2,010             70             24            14 (e)           2,070
                                          -------        -------        -------       -------           ---------
         Income (loss) before items
           shown below  . . . . . . . . .   3,096             79            (10)         (151)              3,034

Earnings in affiliate . . . . . . . . . .      22             --             --            --                  22
Minority interest . . . . . . . . . . . .    (100)            --             --            --                (100)
                                          -------        -------        -------       -------           ---------
         Net income (loss)  . . . . . . . $ 3,018        $    79        $   (10)      $  (151)          $   2,956
                                          =======        =======        =======       =======           =========
Earnings per share  . . . . . . . . . . .                                                               $    0.33
                                                                                                        =========
Weighted average number of shares of
  common stock outstanding  . . . . . . .                                                               8,978,947
                                                                                                        =========

(1) In order to reflect pro forma consolidated results of operations for three months, Guerdon's results of operations for the month ended August 30, 1996 are subtracted from its results of operations for the four months ended August 30, 1996.

                         AMERICAN HOMESTAR CORPORATION
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(a)  To record the effects of the acquisition of 100% of Guerdon.

     -- Payment of $1,275,000 in cash to holders of preferred stock and transactions costs.
     --    Repayment of subordinated debt financed with long-term notes payable.

(b) To reflect the amortization of goodwill related to the acquisition of Guerdon.

(c)  To eliminate Guerdon's amortization of goodwill.

(d) To eliminate amortization related to warrants that were issued in conjunction with Guerdon's subordinated debt.

(e)  To reflect the tax effect of the pro forma adjustments described above.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERICAN HOMESTAR CORPORATION



   Date:   December 6, 1996                By: /s/ Craig A. Reynolds
                                              --------------------------------
                                               Craig A. Reynolds
                                               Executive Vice President, Chief
                                               Financial Officer and Secretary

                                EXHIBIT INDEX



 Exhibit No.                Description
 -----------                -----------

    2.1 Securities Purchase Agreement, dated January 10, 1996, among American Homestar Corporation, Guerdon Homes, Inc. and Guerdon Holdings, Inc. (1)

    2.2 Option Agreement, dated January 10, 1996, among American Homestar Corporation, Guerdon Homes, Inc., Guerdon Holdings, Inc. and certain security holders of Guerdon Homes, Inc. and Guerdon Holdings, Inc. (1)

    2.3 Exercise and Settlement Agreement, dated September 24, 1996, by and among American Homestar Corporation, Guerdon Homes, Inc., Guerdon Holdings, Inc. and certain security holders of Guerdon Homes, Inc. and Guerdon Holdings, Inc. (2)

    23.1          Consent of Deloitte & Touche LLP. (3)

----------------------------------

    (1) Previously filed as an exhibit to the Company's Registration Statement No. 333-1818 on Form S-1 and incorporated herein by reference.

    (2) Previously filed with Form 8-K on October 9, 1996, and is being refiled herewith to include signatures of all parties.

    (3)    Filed herewith.